UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On February 19, 2013, Microsemi Corporation, a Delaware corporation (“Microsemi”) entered into (i) Amendment No. 4 (“Amendment No. 4”) to its existing Credit Agreement dated as of November 2, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011, and Amendment No. 3 to the Credit Agreement, dated as of February 17, 2012, which amended and restated the existing Credit Agreement (such amended and restated Credit Agreement, the “Existing Credit Agreement”; and as amended by Amendment No. 4), with Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and the lenders referred to therein.
Pursuant to the Existing Credit Agreement, certain lenders provided senior secured first lien credit facilities, consisting of a term loan facility and a revolving credit facility. Amendment No. 4 provides for, among other things, (i) a new $726,000,000 tranche of term loans (the “New Term Loans”), which replaced the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of Amendment No. 4 (the “Replaced Term Loans”), (ii) a term loan maturity date of February 19, 2020, (iii) new pricing terms, and (iv) certain modifications to financial covenant provisions. Except as modified by Amendment No. 4 as described above, the terms of the New Term Loans are the same as the terms of the Replaced Term Loans.
The foregoing summary of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 4, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1
Amendment No. 4 to Credit Agreement, dated as of February 19, 2013, by and among Microsemi Corporation, Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and the lenders referred to therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Dated: February 22, 2013	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary